As filed with the Securities and Exchange Commission on March 10, 2021

Registration No. 333-●

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

V. F. Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-1180120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1551 Wewatta Street

Denver, Colorado 80202

(720) 778-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Laura C. Meagher, Esq.

Executive Vice President, General Counsel and Secretary

1551 Wewatta Street

Denver, Colorado 80202

(720) 778-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt securities
Warrants to purchase debt securities
Warrants to purchase common stock
Preferred Stock
Common Stock
Purchase Contracts
Units

(1)

An indeterminate amount of securities of each class as may from time to time be offered at indeterminate prices is being registered pursuant to this Registration Statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

V. F. Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer, from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants, purchase contracts or units. Specific terms of these securities, including price, will be provided in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest.

We may sell the securities through underwriters or dealers, directly to other purchasers or through agents. The accompanying prospectus supplement will set forth the names of any underwriters or agents involved in the sale of the securities in respect of which this prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the commissions and discounts, if any, of such underwriters or agents.

Our common stock is listed on the New York Stock Exchange under the symbol “VFC”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2021

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

V. F. CORPORATION

V. F. Corporation, founded in 1899, is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands. Unless the context indicates otherwise, the terms “VF,” the “Company,” “we,” “us,” and “our” used herein refer to V. F. Corporation and its consolidated subsidiaries.

VF’s diverse portfolio meets consumer needs across a broad spectrum of activities and lifestyles. Our ability to connect with consumers, as diverse as our brand portfolio, creates a unique platform for sustainable, long-term growth. Our long-term growth strategy is focused on four strategic choices:

•	Drive and optimize our portfolio. Investing in our brands to realize their full potential, while ensuring the composition of our portfolio positions us to win in evolving market conditions;

•	Distort investments to Asia. Investing in and scaling our business across the Asia-Pacific region, especially China, to unlock growth opportunities for our brands in this fast-growing region;

•

Elevate direct channels. Investing in our direct-to-consumer business to make it the pinnacle expression of our brands, and prioritizing serving consumers through e-commerce and digitally enabled transactions; and

•

Accelerate our consumer-minded, retail-centric, hyper-digital business model transformation. Becoming consumer- and retail-centric to meet and exceed consumers’ needs across all channels, and operate our business differently–from the design studio to the factory floor to the point of sale–by thinking and acting more like a vertical retailer.

VF is diversified across brands, product categories, channels of distribution, geographies and consumer demographics. We own a broad portfolio of brands in the outerwear, footwear, apparel, backpack, luggage and accessories categories. Our largest brands are Vans®, The North Face®, Timberland® and Dickies®.

Our products are marketed to consumers through our wholesale channel, primarily in specialty stores, department stores, national chains, mass merchants, independently operated partnership stores and with strategic digital partners. Our products are also marketed to consumers through our own direct-to-consumer operations, which include VF-operated stores, concession retail stores, brand e-commerce sites and other digital platforms. Revenues from the direct-to-consumer business represented 41% of VF’s total fiscal 2020 revenues. In addition to selling directly into international markets, many of our brands also sell products through licensees, agents and distributors. In fiscal 2020, VF derived 59% of its revenues from the Americas region, 28% from the Europe region and 13% from the Asia-Pacific region.

To provide diversified products across multiple channels of distribution in different geographic areas, we primarily rely on our global sourcing of finished goods from independent contractors. We utilize state-of-the-art supply chain technologies for inventory replenishment that enable us to effectively and efficiently get the right assortment of products that match consumer demand.

The chief operating decision maker allocates resources and assesses performance based on a global brand view which represents VF’s operating segments. Global brands have been combined into reportable segments based on similar economic characteristics and qualitative factors. The reportable segments for financial reporting purposes have been identified as: Outdoor, Active and Work.

Our principal executive offices are located at 1551 Wewatta Street, Denver, Colorado 80202, and our telephone number is (720) 778-4000. We maintain a website at http://www.vfc.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 27, 2020, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed after such Annual Report. The risk factors we have described are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties. If any of these risks and uncertainties develops into actual events, our business, financial condition and results of operations could be materially and adversely affected. Additional risks may be included in a prospectus supplement relating to a particular series or offering of securities.

WHERE YOU CAN FIND MORE INFORMATION

All periodic and current reports, registration statements and other filings that VF is required to file or furnish to the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act are available free of charge from the SEC’s website (http://www.sec.gov) and on VF’s website at http://www.vfc.com. Such documents are available as soon as reasonably practicable after electronic filing of the material with the SEC.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus.

(a)	Annual Report on Form 10-K for the year ended March 28, 2020;

(b)	Quarterly Report on Form 10-Q for the quarter ended June 27, 2020;

(c)	Quarterly Report on Form 10-Q for the quarter ended September 26, 2020;

(d)	Quarterly Report on Form 10-Q for the quarter ended December 26, 2020;

(e)	Annual Proxy Statement filed on June 12, 2020 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended March 28, 2020);

(f)	Current Report on Form 8-K filed on July 28, 2020;

(g)	Current Report on Form 8-K filed on November 9, 2020 (solely with respect to Item 1.01); and

(h)	Current Report on Form 8-K filed on December 28, 2020 (solely with respect to Item 2.01).

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this prospectus. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any past or future filings, unless specifically stated otherwise.

Copies of the reports listed above may also be obtained free of charge upon written or oral request to the Secretary of VF Corporation, 1551 Wewatta Street, Denver, Colorado 80202.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

From time to time, VF may make oral or written statements, including statements in this prospectus that constitute “forward-looking statements” within the meaning of the federal securities laws. These include statements concerning plans, objectives, projections and expectations relating to VF’s operations or economic performance, and assumptions related thereto. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting VF and, therefore, involve a number of risks and uncertainties. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; retail industry changes and challenges; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure consumer and employee data; foreign currency fluctuations; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions, including the recently acquired Supreme® brand; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; adverse or unexpected weather conditions; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, VF will use the proceeds it receives from the offered securities for general corporate purposes, which could include working capital, capital expenditures, acquisitions, refinancing debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon the funding requirements of VF at the time and the availability of other funds.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is based upon our articles of incorporation, which were restated as of October 21, 2013 (the “Articles of Incorporation”), our amended and restated by-laws, which were amended as of May 12, 2020 (the “By-laws”) and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and By-laws below. The summary is not complete. The Articles of Incorporation and By-laws are incorporated by reference in the registration statement of which this prospectus is a part and were filed with the SEC as exhibits to our Current Report on Form 8-K dated October 21, 2013, in the case of the Articles of Incorporation, and our Current Report on Form 8-K dated May 13, 2020, in the case of the By-laws. You should read the Articles of Incorporation and By-laws for the provisions that are important to you.

Certain provisions of the Pennsylvania Business Corporation Law, as amended (the “BCL”), the Articles of Incorporation and By-laws could have the effect of delaying, deferring or preventing a tender offer, change in control or the removal of existing management that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

Our Articles of Incorporation authorize us to issue 1,200,000,000 shares of common stock, without par value, and 25,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

As of February 20, 2021, there were 391,791,687 shares of common stock issued and outstanding, which were held of record by 3,016 shareholders. The holders of common stock are entitled to one vote per share (which is non-cumulative) on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of VF, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of any future offering pursuant to this prospectus will be fully paid and non-assessable. The common stock is listed on the New York Stock Exchange. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A., P.O. Box 43126, Providence, Rhode Island 02940.

Preferred Stock

Under the Articles of Incorporation, the board of directors is authorized to provide for the issuance of up to 25,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, with such voting powers, full or limited and the number of votes per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be established in or pursuant to the resolution or resolutions providing for the issuance thereof to be adopted by the board of directors. Prior to the issuance of each series of preferred stock, the board of directors will adopt resolutions creating and designating such series as a series of preferred stock. As of February 20, 2021, there were no shares of preferred stock outstanding.

Certain Provisions of the Articles of Incorporation, the By-laws and Pennsylvania Law

Advance Notice of Proposals and Nominations

Notices of shareholder proposals and nominations for election of directors at the Company’s annual meeting of shareholders may be made by any shareholder entitled to vote only if written notice is given by the shareholder and received by the Secretary of the Company not less than 120 days before the anniversary of the date the Company mailed its proxy materials for the prior year’s annual meeting of shareholders.

Supermajority Voting Provisions

Certain provisions of our Articles of Incorporation and By-laws require a greater percentage shareholders’ vote than a majority of the shares cast at a meeting at which a quorum of shareholders is present. For example, removal of directors requires approval by 80% of the votes that all shareholders would be entitled to cast at any election of directors. Our By-laws and Articles of Incorporation may only be amended, altered, repealed or new By-laws or Articles adopted upon approval by at least 80% of the votes entitled to be cast by shareholders, unless the change was proposed by a majority of the “disinterested directors” (as defined in the By-laws), in which case only a majority approval vote is required, or unless the change was approved by a majority vote of the disinterested directors.

Certain Anti-Takeover Effects of Pennsylvania Law

We are subject to Subchapter F of Chapter 25 of the BCL. Subchapter F applies to a transaction between a publicly traded corporation and an interested shareholder (defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock). Subchapter F prohibits such a corporation from engaging in a “business combination” (as defined in the BCL) with an interested shareholder unless (i) the board of directors of such corporation gives approval to the proposed transaction or gives approval to the interested shareholder’s acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, in either case prior to the date on which the shareholder first becomes an interested shareholder (the “Share Acquisition Date”); (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors of such corporation, and no earlier than three months after such interested shareholder reaches such 80% level, the majority of the remaining shareholders approve the proposed transaction, shareholders receive a minimum “fair price” for their shares (as set forth in the BCL) in the transaction and the other conditions of Subchapter F are met; (iii) holders of all outstanding shares of common stock of the corporation approve the transaction; (iv) no earlier than five years after the Share Acquisition Date, a majority of the holders of the remaining shares entitled to vote in an election of directors approve the transaction; or (v) no earlier than five years after the Share Acquisition Date, a majority of all holders of the shares of the corporation approve the transaction, all shareholders receive a minimum “fair price” for their shares (as set forth in the BCL) and the other conditions of Subchapter F are met.

Under certain circumstances, Subchapter F of the BCL makes it more difficult for an interested shareholder to effect various business combinations with a corporation by imposing additional time delays and higher voting requirements with respect to such transactions. The provisions of Subchapter F should encourage persons interested in acquiring us to negotiate in advance with our board of directors, since the five-year delay and higher shareholder voting requirements would not apply if such person, prior to acquiring 20% of our voting shares, obtained the approval of our board for such acquisition or for the proposed business combination transaction.

Subchapter F of the BCL will not prevent a hostile takeover of VF. It may, however, make more difficult or discourage a takeover of VF or the acquisition of control of VF by a significant shareholder and thus the removal of incumbent management. Some shareholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers that are not approved as required by Subchapter F but in which shareholders might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction.

We are also subject to Section 2538 of Subchapter D of Chapter 25 of the BCL and Subchapter E of Chapter 25 of the BCL. Section 2538 requires the approval of a majority of the disinterested shareholders with respect to certain transactions between an “interested shareholder” (as defined in Section 2538) and a publicly traded corporation unless certain procedural requirements are satisfied. Subchapter E of Chapter 25 of the BCL requires a “controlling person,” defined generally as a person who acquires 20% or more of the voting shares of a publicly traded corporation, to offer to purchase the shares of all other shareholders at “fair value” (determined as provided in Subchapter E). Fair value for this purpose is defined as a value not less than the highest price paid per share by the controlling person during the 90-day period ending on and including the date the controlling person acquired 20% or more of the voting shares of the corporation, plus any control premium that is not already reflected in such price.

We have opted out of the provisions contained in Subchapters G, H and I of Chapter 25 of the BCL. Subchapter G of Chapter 25 of the BCL also contains certain provisions applicable to a publicly traded corporation pursuant to which, under certain circumstances, “control shares” (as defined in the BCL) lose voting rights until restored by a vote of a majority of disinterested shares and a majority of the outstanding shares. The corporation may redeem the control shares if the acquiring person does not request restoration of voting rights. Subchapter H of Chapter 25 of the BCL requires the disgorgement of profits realized from the disposition of certain stock occurring 18 months after a person or group becomes a “controlling person” or group (as defined in the BCL). Subchapter I of Chapter 25 of the BCL mandates severance compensation for eligible employees whose employment is terminated within a certain period following a restoration of voting rights to control shares under Subchapter G of Chapter 25.

DESCRIPTION OF PREFERRED STOCK

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in the applicable prospectus supplement to this prospectus, including, without limitation:

•	the specific designation and number of shares to be issued;

•	the stated value per share of such preferred stock;

•	the initial public offering price at which shares of such series of preferred stock will be sold;

•	the annual rate of dividends on such preferred stock during the initial dividend period with respect thereto and the date on which such initial dividend period will end;

•	the dividend rate or rates (or method of calculation);

•	whether dividends will be cumulative or non-cumulative;

•	the minimum and maximum applicable rate for any dividend period;

•	the dates on which dividends will be payable, the date from which dividends will accrue and the record dates for determining the holders entitled to such dividends;

•	any redemption or sinking fund provisions; and

•	any additional dividend, redemption, liquidation or other preference or rights and qualifications, limitations or restrictions of such preferred stock.

Our board is authorized, subject to limitations prescribed by law, to provide by resolution for the issuance from time to time of preferred stock in one or more series, any or all of which may have full, limited, multiple, fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights as shall be stated in the resolution or resolutions adopted by the board. Each share of preferred stock will, when issued, be fully paid and non-assessable. The preferred stock will have no preemptive rights.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an Indenture (the “Indenture”) which we entered into with The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), on October 15, 2007 and will be our unsecured obligations. The Indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized herein certain terms and provisions of the Indenture. The summary is not complete. The Indenture is incorporated by reference to the registration statement of which this prospectus is a part. You should read the Indenture for the provisions which may be important to you. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, and the laws of the State of New York. We have also included references in parentheses to certain sections of the Indenture. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where principal of (and premium, if any) and interest on the debt securities shall be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities;

•	any additions or changes to the events of default in the Indenture and any change in the right of the trustee or the holders of debt securities to declare the principal amount due and payable;

•	any additions or changes with respect to the other covenants in the Indenture; and

•	any other terms of the debt securities. (Section 3.01)

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities are to be issued as registered securities without coupons in denominations of $1,000 and any multiple thereof. No service charge will be made for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 3.02 and 3.05)

Debt securities may be issued under the Indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. As defined in the Indenture, “original issue discount securities” means any debt securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 1.01)

Modification of the Indenture

There are three types of changes that can be made to the Indenture and the debt securities:

•	Changes requiring your approval. First, the consent of each affected noteholder is required to:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a note following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the Indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the Indenture. (Section 9.02)

•

Changes requiring a majority vote. The second type of change to the Indenture and the debt securities requires a vote in favor by holders of debt securities owning a majority of the outstanding aggregate principal amount of the series of debt securities affected. Most changes fall into this category. A majority vote would also be required for us to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the debt securities listed in the first category described above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Sections 5.13 and 9.02)

•

Changes not requiring holder approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities. (Section 9.01)

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 1.04)

Covenants

Restrictions on Mortgages and Other Liens

We will not, nor will we permit any Subsidiary (as defined below) to, issue, assume or guarantee any debt secured by a Mortgage (as defined below) upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (as defined below) without providing that the debt securities (together with, if we so determine, any other indebtedness of or guaranteed by us or such Restricted Subsidiary ranking equally with the debt securities then existing or thereafter created) will be secured equally and ratably with such debt, except that the foregoing restrictions do not apply to:

(i)	Mortgages on property, shares of stock or indebtedness of or guaranteed by any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(ii)

Mortgages on property existing at the time of acquisition thereof, or to secure the payment of all or part of the purchase price of such property, or to secure debt incurred or guaranteed for the purpose of financing all or part of the purchase price of such property or construction or improvements thereon, which debt is incurred or guaranteed prior to, at the time of, or within 120 days after the later of such acquisition, completion of such improvements or construction, or commencement of full operation of such property;

(iii)	Mortgages securing debt owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(iv)

Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the property of a corporation or firm as an entirety or substantially as an entirety by us or a Restricted Subsidiary;

(v)

Mortgages on our property or that of a Restricted Subsidiary in favor of the United States or any state or political subdivision thereof, or in favor of any other country or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages (including, but not limited to, Mortgages incurred in connection with pollution control industrial revenue bond or similar financing);

(vi)	Mortgages existing on the date of the Indenture; and

(vii)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in any of the foregoing clauses.

Notwithstanding the above, we or our Subsidiaries may, without securing the debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of debt which would otherwise be subject to the foregoing restrictions then outstanding (not including secured debt permitted under the foregoing exceptions) does not exceed 15% of the shareholders’ equity of the Company and its consolidated Subsidiaries as of the end of the previous fiscal year. (Section 10.08)

Restrictions on Sale and Leaseback Transactions

Sale and leaseback transactions by us or any Restricted Subsidiary of any Principal Property are prohibited unless:

(i)

the Company or such Restricted Subsidiary would be entitled under the Indenture to issue, assume or guarantee debt secured by a Mortgage upon such Principal Property at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the debt securities, provided that such Attributable Debt shall thereupon be deemed to be debt subject to the provisions described above under “Restrictions on Mortgages and Other Liens,” or

(ii)	the Company applies an amount in cash equal to such Attributable Debt to the retirement of non-subordinated debt of the Company or a Restricted Subsidiary. (Section 10.09)

The restrictions described above do not apply to:

(i)	such transactions involving leases with a term of up to three years,

(ii)	leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or

(iii)	leases of any Principal Property entered into within 120 days after the later of the acquisition, completion of construction or commencement of full operation of such Principal Property.

Definitions

“Attributable Debt” means the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease.

“Mortgage” means any mortgage, pledge, lien or other encumbrance.

“Principal Property” means any manufacturing plant or facility located within the United States (other than its territories and possessions) owned by the Company or any Subsidiary, except any such plant or facility which, in the opinion of the board of directors of the Company, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

“Restricted Subsidiary” means a Subsidiary which owns or leases any Principal Property.

“Subsidiary” means any corporation, partnership or other legal entity of which, in the case of a corporation, more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is directly or indirectly owned or controlled by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

Mergers and Similar Events

We may not consolidate with or merge into any other person (as defined in the Indenture) or convey, transfer or lease our properties and assets substantially as an entirety, unless:

(a)

the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes our obligations on the debt securities and under the Indenture;

(b)	after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing; and

(c)

after giving effect to such transaction, neither we nor the successor person, as the case may be, would have outstanding indebtedness secured by any mortgage or other encumbrance prohibited by the provisions of our restrictive covenant relating to liens or, if so, shall have secured the debt securities equally and ratably with (or prior to) any indebtedness secured thereby. (Section 8.01)

Defeasance

Full Defeasance

If there is a change in federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (this is called “full defeasance”) if:

•

we deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 13.02 and 13.04)

If we accomplished full defeasance, you would have to rely solely on the trust deposit for all payments on the debt securities. You could not look to us for payment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we became bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, if we make the type of trust deposit described above, we can be released from some of the restrictive covenants in the Indenture. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must:

•

deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities.

If we accomplish covenant defeasance, the following provisions of the Indenture and the debt securities would no longer apply:

•	our obligations regarding the conduct of our business described above under “Covenants,” and any other covenants applicable to the debt securities described in the applicable prospectus supplement;

•	the conditions to our engaging in a merger or similar transaction, as described above under “Mergers and Similar Events”; and

•

the events of default relating to breaches of covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described below under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 13.03 and 13.04)

Events of Default and Notice Thereof

When we use the term “Event of Default” in the Indenture with respect to the debt securities of any series, here are some examples of what we mean:

•	failure to pay principal of (or premium, if any) on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

failure to perform any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the debt securities outstanding and affected thereby;

•

acceleration of any debt aggregating in excess of $100,000,000 (including debt securities of any series other than that series), if such acceleration has not been rescinded or annulled within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities of such series;

•	certain events in bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to debt securities of such series. (Section 5.01)

If an Event of Default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind or annul such declaration and its consequences. (Section 5.02)

Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon the occurrence of any Event of Default and the continuation thereof.

The trustee, within 30 days after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, or in the deposit of any sinking fund payment with respect to any debt securities, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. (Section 6.02)

We will be required to furnish to the trustee annually within 120 days after the end of each fiscal year a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section 10.04)

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults. (Sections 5.12 and 5.13)

In case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03)

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities, securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, the purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts, if any, will be issued under the Indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable Indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we, the trustee, the warrant agents, the unit agents or any other agent of ours, the trustee, the warrant agents, the unit agents or any agent of an agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to VF from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best-efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, VF in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by our general counsel, Laura C. Meagher, Esq.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 28, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offerings described in this Registration Statement, other than underwriting discounts and commissions.

Amount to be Paid
Registration fee	$	*
Printing	$	**
Legal fees and expenses (including Blue Sky fees)	$	**
Rating agency fees	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**

TOTAL	$	**

*	Omitted because the registration fee is being deferred in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**

Because an indeterminate amount of securities is covered by this Registration Statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses in connection with securities offered and sold pursuant to this Registration Statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 1741 of the Pennsylvania Business Corporation Law, as amended (the “BCL”), provides that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the BCL provides that in the case of actions by or in the right of the corporation, a corporation may indemnify any such persons only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect to any claim, issue or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent that a court determines that indemnification is proper under the circumstances. The BCL further provides under Section 1743 that to the extent that such person has been successful on the merits or otherwise in defending any action (even one on behalf of the corporation), he is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action. In addition, Section 1745 of the BCL provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The indemnification provided for under the BCL is not exclusive of any other rights of indemnification. Section 1746 of the BCL permits a business corporation to create a fund, under the control of a trustee or otherwise, to secure or insure in any manner its indemnification obligations. Under Section 1747 of the BCL a corporation may maintain insurance on behalf of any of the persons referred to above against liability asserted against any of them and incurred in or arising out of any capacity referred to above, whether or not the corporation would have the power to indemnify against such liabilities under the BCL. Nevertheless, in accordance with Section 1746 of the BCL, indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

VF’s By-laws provide that any person made a party to any lawsuit by reason of the fact that such person is or was a director or officer of VF shall be indemnified by VF to the fullest extent permitted by applicable law against the reasonable expenses, including attorneys’ fees, incurred by the director or officer in connection with the defense of such lawsuit, whether or not the lawsuit is by or in the right of VF. The determination of whether a director or officer has met the requisite legal standard under applicable law to be entitled to indemnification will be made by disinterested directors or independent legal counsel, as provided in the By-laws.

Pursuant to the By-laws, expenses incurred by a director or officer in defending (or acting as a witness in) a lawsuit to which the indemnification provisions apply shall be paid by VF in advance of the final disposition of such lawsuit, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by VF under applicable law. The determination of whether to advance expenses will be made by disinterested directors or independent legal counsel, as provided in the By-laws.

The By-laws further provide that a director of VF shall not be personally liable for monetary damages arising from any action taken or any failure to act by the director unless (a) the director has breached or failed to perform the duties of a director under Section 1712 of the BCL, and (b) the breach or failure to perform constituted self-dealing, willful misconduct or recklessness. The limitation on a director’s personal liability for monetary damages does not apply to a director’s criminal liability or liability for taxes.

VF maintains directors’ and officers’ liability insurance for expenses for which indemnification is permitted by the BCL. These insurance policies insure VF against amounts that it may become obligated to pay as indemnification to directors and officers and insures its directors and officers against losses (except fines, penalties and other matters uninsurable under law) arising from any claim made against them on account of any alleged “wrongful act” in their official capacity. A wrongful act is defined as “any breach of any duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors and officers or . . . so alleged by any claimant on any matter claimed against them solely by reason of their being such directors or officers,” subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties and other matters uninsurable under law) arising out of the insured’s breach of fiduciary duty, subject to certain exclusions.

VF has also entered into an indemnification agreement with each of its non-employee directors providing for the indemnification described above.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1**	Form of Underwriting Agreement (Debt)

1.2**	Form of Underwriting Agreement (Equity)

4.1†	Indenture between VF and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of October 15, 2007 (Incorporated by reference to Exhibit 4.1 to Form S-3 Registration Statement (File No. 333-175700) filed July 21, 2011)

4.2†	First Supplemental Indenture to the Indenture dated October 15, 2007 between VF and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of October 15, 2007 (Incorporated by reference to Exhibit 4.2 to Form 8-K filed October 25, 2007)

Exhibit No.	Document

4.3†	Second Supplemental Indenture to the Indenture dated October 15, 2007 between VF and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of August 24, 2011 (Incorporated by reference to Exhibit 4.2 to Form 8-K filed August 24, 2011)

4.4†	Third Supplemental Indenture to the Indenture dated October 15, 2007 among VF, The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent, dated as of September 20, 2016 (Incorporated by reference to Exhibit 4.2 to Form 8-K filed September 20, 2016)

4.5†	Fourth Supplemental Indenture to the Indenture dated October 15, 2007 among VF, The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent dated as of February 25, 2020 (Incorporated by reference to Exhibit 4.2 to Form 8-K filed February 25, 2020)

4.6†	Fifth Supplemental Indenture to the Indenture dated October 15, 2007 between VF and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of April 23, 2020 (Incorporated by reference to Exhibit 4.2 to Form 8-K filed April 23, 2020)

4.7**	Form of Note

4.8**	Form of Warrant Agreement

4.9**	Form of Purchase Contract

4.10**	Form of Unit Agreement

4.11†	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.1 to Form 8-K filed May 13, 2020)

4.12†	Articles of Incorporation, restated as of October 21, 2013 (Incorporated by reference to Exhibit 3(1) to Form 8-K dated October 21, 2013)

5.1*	Opinion of Laura C. Meagher, Esq.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Laura C. Meagher, Esq. (included in Exhibit 5.1)

24.1*	Power of Attorney

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. for the Indenture dated as of October 15, 2007.

*	Filed herewith
**	To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference
†	Incorporated by reference

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 10, 2021.

VF Corporation

By:	/s/ Steven E. Rendle
	Name:	Steven E. Rendle
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Steven E. Rendle	Chairman of the Board, President and Chief Executive Officer	March 10, 2021
Steven E. Rendle

/s/ Scott A. Roe	Executive Vice President and Chief Financial Officer	March 10, 2021
Scott A. Roe

/s/ Bryan H. McNeill	Vice President, Controller and Chief Accounting Officer	March 10, 2021
Bryan H. McNeill

*	Director	March 10, 2021
Richard T. Carucci

*	Director	March 10, 2021
Juliana L. Chugg

*	Director	March 10, 2021
Benno Dorer

*	Director	March 10, 2021
Mark S. Hoplamazian

*	Director	March 10, 2021
Laura W. Lang

*	Director	March 10, 2021
W. Alan McCollough

Signature	Title	Date

*	Director	March 10, 2021
W. Rodney McMullen

*	Director	March 10, 2021
Clarence Otis, Jr.

*	Director	March 10, 2021
Carol L. Roberts

*	Director	March 10, 2021
Matthew J. Shattock

*	Director	March 10, 2021
Veronica B. Wu

By:	/s/ Laura C. Meagher
	Name:	Laura C. Meagher
	Title:	Executive Vice President, General Counsel and Secretary as Attorney-in-Fact